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                                 EXHIBIT 10 (BB)


                      RESTATED LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT, dated as of August 31, 2001, by and between M-Tron Industries, ("BORROWER"), a Delaware corporation, and First National Bank of Omaha, a national banking association with principal business offices in Omaha, Nebraska ("BANK").

      This LOAN AND SECURITY AGREEMENT replaces the previously executed RESTATED REVOLVING LOAN AND SECURITY AGREEMENT dated April 30, 2000.

WITNESSETH:

      BACKGROUND.   The BANK will provide the following credit facilities
to BORROWER: a TERM LOAN for $1,200,000.00 and a REVOLVING LOAN for $5,000,000.00.

      NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound thereby, the parties agree as follows:

Section I. Definitions as used herein:

1. "Accounts", "Chattel Paper", "Commercial Tort Claims", "Contracts", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Health-care-insurance" receivable/account", "Instruments", "Inventory", "Investment Property", "Letter-of-credit right" and "Payment intangible", shall have the same meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the State of Nebraska. The term "Instruments" shall also include all forms of chattel paper, including chattel paper involving related software as well as electronic chattel paper and tangible chattel paper.

2. Accounting. Accounting terms used and not otherwise defined in this AGREEMENT have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.

3. "AFFILIATE" means as to any PERSON, each other PERSON that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such PERSON.

4. "AGREEMENT" means this Agreement, as the same may from time to time be amended or supplemented.

5.    "BORROWING BASE" means, at any time, the amount computed as Total
      Borrowing Base on the BORROWING BASE CERTIFICATE most recently
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      delivered to, and accepted by, the BANK in accordance with this AGREEMENT, and equal to the lesser of:

      A.    $5,000,000.00 or

      B. (i)Eighty (80%) of ELIGIBLE ACCOUNTS of the BORROWER, (ii)plus fifty per cent (50%) of the Inventory of BORROWER at cost; provided however, no amount in excess of $2,400,000.00 attributable to INVENTORY shall be included in Borrowing Base Certificate.

6. "BORROWING BASE CERTIFICATE" means a fully completed certificate in the form of Exhibit I.6 to this AGREEMENT certified by the chief financial officer of the BORROWER to be correct and delivered to, and accepted by, the BANK.

7. "BUSINESS DAY" means other than a Saturday, a Sunday, or a day on which commercial banks in Nebraska are authorized to close.

8.    "CLOSING" has the meaning given to such term in Section III.

9.    "COLLATERAL" has the meaning given to such term in Section IV.

10. "COLLATERAL DOCUMENTS" means the NOTE, financing statements, security agreement, pledge agreements, and other documents required by BANK as set forth herein, together with any real estate mortgage or deed of trust documents used in this transaction.

11. "ELIGIBLE ACCOUNT" means, at any time, an Account that conforms and continues to conform to the following conditions:

      A. The Account arose from a bona fide outright sale of Goods by the BORROWER or from services performed by the BORROWER, and such Goods have been shipped to the appropriate account debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate account debtors;

      B. The Account is based upon an enforceable order or contract, written or oral, for Goods shipped or held, or for services performed, and the same were shipped or held, or performed in accordance with such order or contract;

      C. Title of the BORROWER to the Account is absolute and is not subject to a prior assignment, claim, lien, or security interest.

      D. The amount shown on the books of the BORROWER and on any invoice or statement delivered to the BANK is owing to the BORROWER, less any partial payment that has been made thereon by anyone;

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      E.    The Account shall be eligible only to the extent that it is not subject to any claim of reduction, counterclaim, set-off, recoupment, or any claim or credits, allowances, or adjustments by the Account debtor because of returned, inferior, or damaged Goods or unsatisfactory services, or for any other reason;

      F. The Account debtor has not returned or otherwise notified the BORROWER of any dispute concerning, or claimed nonconformity of, any of the Goods or services from the sale of which the Account arose;

      G. The Account is due and payable not more than 60 days from the statement date, and the statement must be dated contemporaneously with the shipment of goods sold or services performed;

      H. The Account or any portion thereof is not more than 60 days past due nor outstanding more than 60 days from the date of the invoice therefor;

      I. If more than ten per cent (10%) of the invoices to a particular account debtor are ineligible, then all invoices to such account debtor shall become ineligible for borrowing purposes;

      J. The BORROWER has not received any note, trade acceptance, draft or other Instrument with respect to, or in payment of, the Account, nor any Chattel Paper with respect to the Goods giving rise to the Account, unless, if any such Instrument or Chattel Paper has been received, the BORROWER immediately notifies the BANK and, at the latter's request, endorses or assigns and delivers the same to BANK;

      K. The BORROWER has not received any notice of the filing of a petition in bankruptcy or insolvency laws by or against, the account debtor. Upon the receipt by the BORROWER of any such notice, it will immediately give the BANK written advice thereof;

      L. The account debtor is not a subsidiary or other AFFILIATE of the BORROWER; and

      M. The BANK has not deemed such account ineligible because of uncertainty about the credit worthiness of the account debtor or because the BANK otherwise reasonably considers the collateral value thereof to the BANK to be impaired or its ability to realize such value to be insecure.

      In addition to the foregoing, ELIGIBLE ACCOUNT shall mean any amount receivable by the BORROWER under any insurance policy covering Goods which have, within the preceding forty-five (45) days, been damaged or destroyed by fire or other direct casualty loss, provided that a claim therefor has been made in compliance with such insurance policy, to the extent that such claim has not been in any way denied or contested by the insurer and provided that such insurer, if such insurer were an account debtor of the BORROWER, would be a qualified account debtor under this paragraph.

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      In the event of any dispute, under the foregoing criteria, about whether an Account is or has ceased to be an ELIGIBLE ACCOUNT the decision of the BANK shall control.

12.   "EVENT OF DEFAULT" has the meaning provided for in Section VII.

13. "FINANCIAL STATEMENTS" means the balance sheet of the BORROWER as of December 31, 2000 and statements of income, stockholders' equity, and statement of cash flow, and notes thereto, of the BORROWER for the years or, as appropriate, month ended on such dates as audited by independent certified public accountants of recognized standing to present fairly the consolidated financial position and results of operations of the BORROWER at such dates and for such periods in accordance with GAAP.

14. "GAAP" means generally accepted accounting principles applied consistently as was done in the preparation of the FINANCIAL STATEMENTS with such changes or modifications hereto as may be approved in writing by the BANK.

15. "INDEBTEDNESS" means, as to the BORROWER, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several.

16. "INTELLECTUAL PROPERTY" means all of the BORROWER's now owned or subsequently acquired or developed designs, patents, patent rights (and applications therefor), trademarks and registrations (and applications therefor), trade names, inventions, copyrights, software and computer programs, license rights, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, whether now owned or subsequently acquired or developed by the BORROWER and whether in tangible or intangible form.

17. "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

18. "LOAN TERMINATION DATE" means the earliest to occur of the following: (i) as to the REVOLVING LOAN May 31, 2002; as to the TERM LOAN September 30, 2004, (ii) and the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER's election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS, or such other date or dates as may later be agreed to by BANK and BORROWER in a written amendment to this AGREEMENT.

19. "NOTE" or "NOTES" means any and all of the promissory notes and letter of credit agreements referred to in Section II.

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20.   "OBLIGATIONS" means the obligation of the BORROWER:

      A. To pay the principal of, and interest on, any promissory note in accordance with the terms thereof and to satisfy all of its other liabilities to the BANK, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefor and including, but not limited to, any obligations under letter of credit agreements;

      B. To repay to the BANK all amounts advanced by the BANK hereunder or otherwise on behalf of the BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensors, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the COLLATERAL; and

      C. To reimburse the BANK, on demand, for all of the BANK's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the documents required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in the foregoing Paragraphs A and B.

21.   "PERMITTED LIENS" means:

      A. Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet delinquent;

      B. Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

      C. Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

      D.    Liens in favor of the BANK; and

      E.    Any liens identified on Exhibit I.19.E attached hereto.


22. "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

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23.   "RECORDS" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine readable language.

Section II. THE LOANS.

1.    TYPES OF CREDIT. The BANK will provide the following credit facilities to
      BORROWER: a TERM LOAN and a REVOLVING LOAN. Each of these facilities refer to the LOANS described in this Section II, and are collectively and individually referred to herein as the "LOAN" or "LOANS".

2. TERM LOAN. BANK agrees to lend $1,200,000.00 to BORROWER pursuant to this agreement (the "TERM LOAN").

      A. THE NOTE. The TERM LOAN shall be evidenced by a NOTE having a stated maturity on the LOAN TERMINATION DATE, in the form attached hereto as Exhibit II.2.A. The NOTE shall specify the manner of principal and interest payments and rate of interest accrued.

3. REVOLVING LOAN. BANK agrees to lend $5,000,000.00 to BORROWER pursuant to this facility. BANK will credit proceeds of this revolving loan ("REVOLVING LOAN") to BORROWER'S deposit account with the BANK, bearing number 26712880.

      A. Subject to the terms hereof the BANK will lend the BORROWER, from time to time until the LOAN TERMINATION DATE such sums in integral multiples of $1,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $5,000,000.00 (the "LOAN COMMITMENT"). The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the LOAN COMMITMENT or any lesser sum which is $1,000.00 or an integral multiple thereof. It is the intention of the parties that the outstanding principal amount of the REVOLVING LOAN shall at no time exceed the amount of the then existing BORROWING BASE and if, at any time, an excess shall for any reasons exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full.

      B. THE NOTE. The LOAN COMMITMENT shall be evidenced by a NOTE having stated maturity on the LOAN TERMINATION DATE, in the form attached hereto as Exhibit II.3.B. The NOTE shall specify the manner of principal and interest payments and rate of interest accrual.

4.    PAYMENT TO THE BANK AND COLLECTIONS.

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      A. All sums payable to the BANK hereunder shall be paid directly to the
BANK in immediately available funds. The BANK shall provide the BORROWER statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the BORROWER unless BORROWER notifies the BANK to the contrary within thirty (30) days of its receipt of any statement that it deems to be incorrect. Alternatively, at its sole discretion, the BANK may charge against any deposit account, including the LOCKBOX CHECKING ACCOUNT of the BORROWER all or any portion of any amount due hereunder. Lockbox checking account is defined in paragraph B hereof.

      B.    COLLECTION OF ACCOUNTS AND LOCKBOX.

                  1. Accounts will be collected through direct lockbox deposit by account debtors, pursuant to the provisions of the COLLATERAL DOCUMENTS. BORROWER will take such action with respect to the collection of Accounts and of the proceeds thereof, as BANK may reasonably request.

                  2. BANK shall have the rights at any time or times hereafter all the rights of a secured creditor holding a valid, and indefeasibly perfected security interest in accounts pursuant to the Nebraska Uniform Commercial Code, as well as the rights conferred by the COLLATERAL DOCUMENTS.

                  3. BORROWER hereby authorizes BANK to endorse, in the name BORROWER, any item, howsoever received by BANK representing payment on or other proceeds of any of the COLLATERAL.

                  4. BORROWER covenants that all receipts of money on the Accounts or any other payments of money to be received by the BORROWER shall be directed to a lockbox to be established at post office box 630, Yankton, South Dakota 57078 under the exclusive control of BANK, it being the intention that all monies coming to the BORROWER on account of any of the COLLATERAL shall be directed to such lockbox, and thereafter deposited in a checking account established for such purpose, herein referred to as the LOCKBOX CHECKING ACCOUNT. BORROWER agrees that all invoices or other instructions for payment will bear a notation that payment must be made to such lockbox number. Deposits in the LOCKBOX CHECKING ACCOUNT shall be deemed payments directly to BANK and all such deposits shall be the property of the BANK. BORROWER covenants that it will perform the duties set forth in the separate security agreement specified in paragraph 4, thereof.

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                  5.    For purposes of determining the amount of the
                        OBLIGATIONS, including, without limitation, the computations of interest which may from time to time be owing by BORROWER to BANK, the receipt of any check or other item of payment by BANK shall not be treated as a payment on account of the liabilities until such check or other item of payment is actually paid in cash or cash equivalent.

Section III.  CONDITIONS PRECEDENT.

1. CERTAIN EVENTS. At the time of, and as a condition to, the CLOSING and each disbursement of any part of the REVOLVING LOAN to be made by the BANK at or subsequent to the CLOSING:

      A. No EVENT OF DEFAULT shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an EVENT OF DEFAULT;

      B. No material adverse change shall have occurred in the business prospects, financial condition, or results of operations of the BORROWER since the dates of the FINANCIAL STATEMENTS; and

      C. All of the COLLATERAL DOCUMENTS shall have remained in full force and effect.

Section IV.  COLLATERAL SECURITY.

1. COMPOSITION OF THE COLLATERAL. The property in which a security interest is granted pursuant to the provisions of Section IV.2. and IV.3. is herein collectively called "COLLATERAL". The COLLATERAL, together with all other property of the BORROWER of any kind held by the BANK, shall stand as one general, continuing collateral security for all OBLIGATIONS and may be retained by the BANK until all OBLIGATIONS have been satisfied in full. This security agreement is intended by the parties to include all OBLIGATIONS of BORROWER to BANK which have arisen in the past or which arise in the future, regardless of form or purpose, including, without limitation, loans for consumer, agricultural or business purposes; OBLIGATIONS which are primary or secondary, absolute or contingent, sole or joint; and credit evidenced by promissory notes, open accounts, overdrafts or letters of credit.

2. RIGHTS IN PROPERTY HELD BY THE BANK. As security for the prompt satisfaction of all OBLIGATIONS the BORROWER hereby assigns, transfers, and sets over to the BANK all of its right, title and interest in and to, and grants the BANK a lien on and a security interest in, all amounts that may be owing, from time to time, by the BANK to the BORROWER in any capacity, including, but without limitation, any balance or share belonging to the BORROWER in any capacity, including, but without limitation, any balance or share belonging to the BORROWER, or any deposit or other account with the BANK, which lien and

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      security interest shall be independent of, and in addition to, any right of set-off that the BANK has under applicable LAWS or otherwise.

3. RIGHTS IN PROPERTY HELD EITHER BY THE BORROWER OR BY THE BANK. As further security for the prompt satisfaction of all OBLIGATIONS, the BORROWER hereby assigns to the BANK all of its right, title and interest in and to, and grants the BANK a lien upon and a security interest in, all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements therefore and proceeds (including without limitation, insurance proceeds) and products thereof:

            Accounts;
            Chattel Paper;
            Commercial Tort Claims;
            Contracts;
            Contract rights;
            Documents;
            Equipment;
            Fixtures;
            General Intangibles;
            Goods;
            Health-care-insurance receivables/accounts;
            Instruments;
            INTELLECTUAL PROPERTY;
            Inventory;
            Investment Property;
            Letter-of-credit rights;
            Payment intangibles;
            Tangible chattel paper;
            Rights as seller of Goods and rights to
            returned or repossessed goods; and
            All RECORDS pertaining to COLLATERAL

      BORROWER may also be granting liens in real property by a separate deed of trust, assignment or real estate mortgage. Such real estate constitutes COLLATERAL, and the document granting BANK an interest in the real estate constitutes a COLLATERAL DOCUMENT.

4. PRIORITY OF LIENS. The foregoing liens shall be first and prior liens except for PERMITTED LIENS to PERSONS other than BANK.

5.    FINANCING STATEMENTS.

            A.    The BORROWER will:

                  1. Join with the BANK in executing such Uniform Commercial Code financing statements, (which, together with amendments thereto and continuation statements thereof are called "FINANCING

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                        STATEMENTS") in form satisfactory to the BANK as the
                        BANK, from time to time, may specify;

                  2. Pay, or reimburse the BANK for paying, all costs and taxes of filing or recording the same in such public offices as the BANK may designate; and

                  3. Take such other steps as the BANK, from time to time, may direct, including the noting of the BANK's lien on the COLLATERAL and on any certificates of title therefor, all to perfect to the satisfaction of the BANK the BANK's interest in the COLLATERAL.

      B.    In addition to the foregoing, and not in limitation thereof;

                  1. A carbon, photographic, or other reproduction of this AGREEMENT shall be sufficient as a FINANCING STATEMENT and may be filed in any appropriate office in lieu thereof; and

                  2. To the extent lawful, the BORROWER hereby appoints the BANK as its attorney-in-fact (without requiring the BANK to act as such) to execute any financing statement in the name of the BORROWER, and to perform all other acts that the BANK deems appropriate to perfect and continue its security interest in, and to protect and preserve, the COLLATERAL.

Section V. REPRESENTATIONS AND WARRANTIES.

1. ORIGINAL. To induce the BANK to enter into this AGREEMENT, the BORROWER represents and warrants to the BANK as follows:

      A. The BORROWER is a corporation duly organized, validly existing, and in good standing under the LAWS of the State of Delaware; the BORROWER has no subsidiaries except for a $350,000.00 investment in the BORROWER'S Hong Kong subsidiary; the BORROWER has the lawful power to own its properties and to engage in the businesses it conducts and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it make such qualification necessary; the states in which the BORROWER is qualified to do business are disclosed to the BANK in writing; the addresses of all places of business of the BORROWER are disclosed to the BANK in writing; and the BORROWER has not been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, nor acquired any assets from a transferor which remain subject to a security interest granted by such transferor within one
            (1) year prior to the date hereof, nor moved any COLLATERAL to its present location from another State

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            where it was subject to a security interest granted to another entity, except as is set forth in an Exhibit hereto;

      B. The BORROWER is not directly or indirectly controlled by, or acting on behalf of, any PERSON which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended;

      C. The BORROWER is not in default with respect to any of its existing INDEBTEDNESS, and the making and performance of this AGREEMENT and the COLLATERAL DOCUMENTS will not (immediately or with the passage of time, the giving of notice, or both):

            1. Violate the articles of incorporation or by-laws of the BORROWER, or violate any laws or result in a default under any contract, agreement, or instrument to which the BORROWER is a party or by which the BORROWER or its property is bound; or

            2. Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the BORROWER except in favor of the BANK;

      D. The BORROWER has the power and authority to enter into and perform this AGREEMENT, the NOTES, and the COLLATERAL DOCUMENTS, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance of this AGREEMENT, the NOTES, and the COLLATERAL DOCUMENTS;

      E. This AGREEMENT, the NOTES, and the COLLATERAL DOCUMENTS are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

      F. There is no pending order, notice, claim, litigation, proceeding, or litigation against or affecting the BORROWER, whether or not covered by insurance, that would materially or adversely affect the financial condition or business prospects of the BORROWER if adversely determined;

      G. The BORROWER has good and marketable title to all of its assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third PERSON except for PERMITTED LIENS;

      H. The FINANCIAL STATEMENTS, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fully and fairly present the financial condition of the BORROWER at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the BORROWER from December 31, 2000, to the date hereof;

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      I.    As of the date hereof the BORROWER has no material INDEBTEDNESS of any nature, including but without limitation, liabilities for taxes and any interest or penalties relating thereto except to the extent reflected (in a footnote or otherwise) in the FINANCIAL STATEMENT or as disclosed in, or permitted by, this agreement; and the BORROWER does not know or have reasonable ground to know of any basis for the assertion against it of any such INDEBTEDNESS as of the date of the CLOSING;

      J. Except as otherwise permitted herein, the BORROWER has filed all federal, state, and local tax returns and other reports required by an applicable LAWS to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provisions for the payment of such taxes, assessments, or other charges accruing but not yet payable; the BORROWER has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books;

      K. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the BORROWER, the BORROWER has complied with all applicable LAWS with respect to (1) any restrictions, specifications, or other requirements pertaining to products that it manufactures or sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

      L. No representation or warranty by or with respect to the BORROWER contained herein or in any certificate or other document furnished by the BORROWER pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

      M. Each consent, approval or authorization of, or filing, registration or qualification with, any PERSON required to be obtained or effected by the BORROWER in connection with the execution and delivery of this AGREEMENT, any NOTE, and the COLLATERAL DOCUMENTS or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

      N. All existing INDEBTEDNESS of the BORROWER: (1) for money borrowed, or (2) under any security agreement, mortgage, or agreement covering the lease by the BORROWER as lessee of real or personal property is described in a writing delivered to BANK this date;

      O. Except as disclosed to the BANK in writing (1) the BORROWER has no material leases, contracts, or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution arrangements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonuses, pension, and retirement plans accrued vacation pay, insurance and welfare agreements); (2) to the best of BORROWER's knowledge, all parties to all such material leases, contracts and other commitments to which the BORROWER is a party have complied with the provisions of such leases, contracts, and other commitments; and (3) to the best of BORROWER's knowledge, no party is in default under any provisions thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

      P. The BORROWER has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of this AGREEMENT;

      Q. Any federal tax returns for all years of operation, including the last tax year for BORROWER have been filed with the Internal Revenue Service and have not been challenged;

      R. Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the BORROWER meet, as of the date hereof, the minimum funding standards of 29 U.S.C. Sec. 1082 (Sec. 302 of ERISA), and no Reportable Event or Prohibited Transaction as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the BORROWER;

      S. The liens and security interests created pursuant to Section IV of this AGREEMENT, including any separate real estate liens granted in connection herewith, are in all cases first and prior liens except for PERMITTED LIENS;

      T. BORROWER warrants (and this shall be a continuing warranty which shall survive until all the OBLIGATIONS of BORROWER to BANK have been fully satisfied) that it is in compliance with all federal, state and local environmental laws and regulations and has obtained all environmental permits necessary or appropriate to the conduct of its business. There is not pending nor, to the best of the BORROWER's knowledge after due inquiry, are there any threatened environmental enforcement actions, suits or proceedings before any court, tribunal or administrative body or official. Responsible officers and agents of the BORROWER have made an extensive investigation and have determined that the BORROWER has not, nor has any former owner of real property occupied by BORROWER stored, used or disposed of any toxic or hazardous substance on its properties or transported any such substance to or from its properties in violation of any presently existing or previously existing laws, regulations or policies. The BORROWER will not store, use or dispose of such substances on its properties.

2.    SURVIVAL. All of the representations and warranties set forth in Section
      V.1. shall survive until all OBLIGATIONS are satisfied in full and there remain no outstanding commitments hereunder.

Section VI. COVENANTS OF THE BORROWER.

1. AFFIRMATIVE COVENANTS. The BORROWER does hereby covenant and agree with the BANK that, so long as any of the OBLIGATIONS remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following covenants:

      A.    The BORROWER will furnish the BANK:

            1. Within thirty-five (35) days after the close of each monthly accounting period in each fiscal year an income statement and balance sheet of the BORROWER for such month in reasonable detail, subject to normal year-end audit adjustments and certified by the BORROWER's president or principal financial officer to have been prepared in accordance with GAAP;

            2. Within thirty-five (35) days after the end of each calendar month, in such form and detail as shall be satisfactory to the BANK, an aging, as of the end of such month, of (a) the then ELIGIBLE ACCOUNTS, and (b) all other Accounts of the BORROWER, certified by the president or chief financial officer of the BORROWER to be complete and correct;

            3. Each month (and at any additional time in the discretion of the BANK or if any material deterioration in the BORROWING BASE would be disclosed thereby) a BORROWING BASE CERTIFICATE as of the end of such period. Each BORROWING BASE CERTIFICATE shall be effective only as accepted by the BANK (and with such revisions, if any, as the BANK may require as a condition to such acceptance);


      B. Contemporaneously with each monthly financial report required by the foregoing paragraph, a certificate of the president or principal financial officer of the BORROWER stating that he has individually reviewed the provisions of this AGREEMENT and that a review of the activities of the BORROWER during such monthly period, has been made by him or under his supervision, with a view to determining whether the BORROWER has fulfilled all its obligations under this AGREEMENT and is not in default in the observance or performance of any of the provisions hereof or, if the BORROWER shall be so in default, specifying all such defaults and events of which he may have knowledge;

      C. Promptly after the sending or making available of filing of the same, copies of all reports bearing on the financial condition of BORROWER, proxy statements, and financial statements that the BORROWER sends or makes available to its stockholders and all registration statements and reports that the BORROWER files with the Securities and Exchange Commission or any successor person;

      D. The BORROWER will maintain its Inventory, Equipment, real estate, and other properties in workable and operable condition and repair, and will pay and discharge or cause to be paid and discharged, when due, the cost of repairs to, or maintenance of, the same, and will pay or cause to be paid in a timely manner all rental or mortgage payments due on such real estate. The BORROWER hereby agrees that, in the event it fails to pay or cause to be paid any such payment, it will promptly notify the BANK thereof, and the BANK may, in its discretion, do so and on demand be reimbursed therefor by the BORROWER;

      E. The BORROWER will maintain, or cause to be maintained, public liability insurance (subject to a maximum of $10,000.00 in deductibles) and fire and extended coverage insurance on all assets that are of a character usually insured by corporations engaged in the same or similar businesses, all in form and amount sufficient to indemnify the BORROWER for 100% of the replacement value of any such asset lost or damaged (subject to any deductible customary in the BORROWER'S industry) or in an amount consistent with the amount of insurance generally carried on comparable assets within the industry and with such insurers rated A or higher by the latest rating published by A.M. Best & Co. The BORROWER will cause all such insurance policies to contain a standard mortgage clause and to be payable to the BANK as its interest may appear, and BORROWER shall deliver the policies of insurance to the BANK. Such policies shall contain a provision whereby they cannot be cancelled except after ten (10) days' written notice to the BANK. The BORROWER will furnish to the BANK such evidence of insurance as the BANK may require.

            The BORROWER will pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property on which it is required to withhold and pay except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the BORROWER shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent.

      G.    The BORROWER will maintain:

            1. A BORROWING BASE such that the amount of the BORROWER's outstanding REVOLVING LOAN will not, at any time, exceed its BORROWING BASE.

            3. A ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than 2.3:1.0.

                  For purposes of this agreement, Consolidated Current Assets and Consolidated Current Liabilities mean, at any time, all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on a balance sheet of BORROWER. Consolidated Net Working Capital means, at any time, the amount by which Consolidated Current Assets exceed Consolidated Current Liabilities. Consolidated Tangible Net Worth means, at any time, Stockholders' Equity (the par value of outstanding capital stock, plus capital surplus, plus retained earnings), less the sum of:

                  a. Any surplus resulting from any write up of assets subsequent to December 31, 2000;

                  b. Goodwill, including any amounts, however designated on a balance sheet of the BORROWER, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the BORROWER;

                  c. Any amount reflecting value of patents, trademarks, trade names, and copyrights;

                  d. Any amount at which shares of capital stock of the BORROWER appear as an asset on the BORROWER's balance sheet;

                  e. Loans and advances to stockholders, directors, officers, employees, or AFFILIATES;

                  f.    Deferred expenses; and

                  g. Any other amount in respect of an intangible that should be classified as an asset on a balance sheet of the BORROWER in accordance with GAAP.

      H. The BORROWER will take all necessary steps to preserve its corporate existence and franchises and comply with all present and future laws applicable to it in the operation of its business, and all material agreements to which it is subject.

      I. The BORROWER will give immediate notice to the BANK of (1) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $25,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects.

      J. The BORROWER will pay when due all of its INDEBTEDNESS due third persons except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books.

      K. The BORROWER will notify the BANK immediately 1) if it becomes aware of the occurrence of any EVENT OF DEFAULT or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an EVENT OF DEFAULT; 2) if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, or reorganization), or results of operations of the BORROWER, or 3) upon the failure of the BORROWER to observe any of its respective undertakings hereunder or under the COLLATERAL DOCUMENTS.

      L. The BORROWER will (1) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C. Sec. 1082 (Section 302 of ERISA); (2) furnish the BANK, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the BANK of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan.

2. NEGATIVE COVENANTS. The BORROWER does hereby covenant and agree with the BANK that, so long as any of the OBLIGATIONS remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following negative covenants, unless the BANK shall otherwise have agreed in writing:

      A. The BORROWER shall not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock;

      B. BORROWER will not mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for liens in favor of BANK, or PERMITTED LIENS;

      C. BORROWER will not become liable, directly or indirectly, as Guarantor or otherwise for any OBLIGATION of any other person;

      D. BORROWER will not declare or pay any dividends, or make any other payment or distribution on account of its capital stock in excess of fifty percent (50%) of its prior year earnings as long as BORROWER is in compliance with the covenants contained within this AGREEMENT;

      E. BORROWER will form no subsidiary, make no investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any PERSON, except for a $350,000.00 investment in the BORROWER's Hong Kong subsidiary;

      F. BORROWER will not make any loan or advance to any officer, shareholder, director, or employee of the BORROWER, except for business travel and similar temporary advances in the ordinary course of business;

      G. BORROWER will not make payments on account of the purchase or lease of fixed assets that, in the aggregate, in any fiscal year (commencing with the current fiscal year) cannot exceed the amount of depreciation expense taken during the fiscal year;

      H. BORROWER will not redeem, purchase, or retire any of its capital stock or grant or issue, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement, or other acquisition by BORROWER of the ownership of the outstanding capital stock of the BORROWER;

      I. BORROWER shall not furnish the BANK any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished; and

      J. BORROWER will not directly or indirectly apply any part of the proceeds of the OBLIGATIONS to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.

Section VII. DEFAULT.

1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an EVENT OF DEFAULT hereunder:

      A. The BORROWER shall fail to perform any covenant, promise, or payment obligation made in this AGREEMENT or any COLLATERAL DOCUMENTS;

      B. Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the BORROWER to the BANK in connection with this AGREEMENT, or as an inducement to the BANK to enter into this AGREEMENT, or in any separate statement or document to be delivered to the BANK hereunder, shall be materially false, incorrect, or incomplete when made.

      C. Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the BORROWER to the BANK in connection with this AGREEMENT, or as an inducement to the BANK to enter into this AGREEMENT, or in any separate statement or document to be delivered to the BANK hereunder, shall be materially false, incorrect, or incomplete when made;

      D. The BORROWER shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

      E. Proceedings in bankruptcy, or for reorganization of the BORROWER, or for the readjustment of debt under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the BORROWER, shall not be discharged within thirty (30) days of their commencement;

      F. A receiver or trustee shall be appointed for the BORROWER or for any substantial part of its respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the BORROWER, and expect with respect to any such appointments requested or instituted by the BORROWER, such receiver or trustee shall not be discharged within thirty (30) days of his appointment, and except with respect to any such proceedings instituted by the BORROWER, such proceedings shall not be discharged within thirty
            (30) days of their commencement, or the BORROWER shall discontinue business or materially change the nature of its business, or the COLLATERAL becomes, in the reasonable judgment of the BANK, insufficient in value to satisfy the OBLIGATIONS, or the BANK otherwise reasonably finds itself insecure as to the prompt and punctual payment and discharge of the OBLIGATIONS;

      G. The BORROWER shall suffer final judgments for payment of money aggregating in excess of $25,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

      H. A judgment creditor of the BORROWER shall obtain possession of any of the COLLATERAL by any means, including (without implied limitation) levy, distraint, replevin, or self-help.

2. ACCELERATION. At the option of the BANK upon the occurrence of any EVENT OF DEFAULT, all OBLIGATIONS, whether hereunder or otherwise, shall immediately become due and payable.

3. REMEDIES. After any acceleration, as provided for in Section VII. 2., the BANK shall have, in addition to the rights and remedies given it by this AGREEMENT and the COLLATERAL DOCUMENTS, all those allowed by all applicable LAWS, including, but without limitation, the Uniform Commercial Code as enacted in the applicable jurisdiction in which any COLLATERAL may be located. The rights of the BANK under this Section VII. 3. are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the BANK may have.

4. RIGHT OF SET-OFF. Upon the occurrence of any EVENT OF DEFAULT, the BANK may, and is hereby authorized by the BORROWER, at any time and from time to time, to the fullest extent permitted by applicable LAWS, without advance notice to the BORROWER (any such notice being expressly waived by the BORROWER), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the BANK, to, or for the credit or the account of, the BORROWER against any or all of the OBLIGATIONS of the BORROWER now or hereafter existing, whether or not such OBLIGATIONS have matured and irrespective of whether the BANK has exercised any other rights that it has or may have with respect to such OBLIGATIONS, including without limitation any acceleration rights. The BANK agrees promptly to notify the BORROWER after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the BANK under this Section VII.4. are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the BANK may have.

Section VIII. MISCELLANEOUS.

1. CONSTRUCTION. Nothing herein contained shall prevent the BANK from enforcing any or all other guaranty, pledge or security agreements, notes, mortgages, deeds of trust, other evidences of liability, or other COLLATERAL DOCUMENTS in accordance with their respective terms.

2. ENFORCEMENT AND WAIVER BY THE BANK. The BANK shall have the right at all times to enforce the provisions of this agreement and the COLLATERAL DOCUMENTS in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the BANK in refraining from so doing at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this

      AGREEMENT or as having in any way or manner modified or waived the same. All rights and remedies of the BANK are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

3. RENEWAL. On the existing LOAN TERMINATION DATE, all of the OBLIGATIONS become due, and the BANK's commitment to lend shall terminate. BORROWER may request an amendment of the LOAN TERMINATION DATE and a renewal, in some form, of the commitment. BANK agrees to consider such request when made, using as a basis for its decision all of the FINANCIAL STATEMENTS furnished by BORROWER, together with any other information available to BANK. BANK may make such renewal or amendment if, in BANK'S sole discretion, such renewal or amendment is warranted in the exercise of sound banking practices.

4. EXPENSE OF THE BANK. The BORROWER will, on demand, reimburse the BANK for all expenses, including the reasonable fees and expenses of legal counsel for the BANK, incurred by the BANK in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT, the COLLATERAL DOCUMENTS, and the collection or attempted collection of the OBLIGATIONS.

5. NOTICES. Any notice or consents required or permitted by this AGREEMENT shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

      A.    If to the BORROWER:     M-Tron Industries, Inc.
                                    ATTN:  Mr. David Rein
                                    P.O. Box 630
                                    Yankton, South Dakota 57078-0630

      B.    If to the BANK:         First National Bank of Omaha
                                    1620 Dodge St. STOP 4250
                                    Omaha, NE 68197-4250
                                    ATTN:  Mr. Mark McMillan

6. WAIVER AND RELEASE BY THE BORROWER. To the maximum extent permitted by applicable laws, the BORROWER:

      A. Waives notice of acceleration and of intention to accelerate; and notice and opportunity to be heard, after acceleration in the manner provided in Section VII., before exercise by the BANK of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable laws or by any agreement with the BORROWER, and, except where required hereby or by any applicable law, notice of any other action taken by the BANK; and

      B. Releases the BANK and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

7. APPLICABLE LAW. This AGREEMENT is entered into and performable in Omaha, Douglas County, Nebraska and shall be subject to and construed and enforced in accordance with the laws of the State of Nebraska.

8. BINDING EFFECT, ASSIGNMENT, AND ENTIRE AGREEMENT. This AGREEMENT shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The BORROWER has no right to assign any of its rights or OBLIGATIONS hereunder without the prior written consent of the BANK. This AGREEMENT, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

9. SEVERABILITY. If any provision of this AGREEMENT shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this AGREEMENT that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

10. PARTICIPATIONS. Notwithstanding any other provision of this AGREEMENT, the BORROWER understands that the BANK may enter into participation agreements with other lenders whereby the BANK will allocate a certain percentage of the OBLIGATIONS to them. The BORROWER specifically permits and authorizes the BANK to exchange financial information about the BORROWER with actual or potential participants. The BORROWER acknowledges that, for the convenience of all parties, this AGREEMENT is being entered into with the BANK only and that its obligations under this AGREEMENT are undertaken for the benefit of, and as an inducement to, each of the Participating Lenders as well as the BANK, and the BORROWER hereby grants to each of the Participating Lenders to the extent of its participation in the OBLIGATIONS, the right to set off deposit accounts maintained by the BORROWER with such BANK. The BORROWER understands that the terms of such participation agreements with any of the participants will limit the BANK's rights to amend, waive or modify the terms and conditions of this Agreement without the express written consent of all or a designated percentage of such participants.

      IN WITNESS WHEREOF, the parties hereto have duly executed this AGREEMENT as of the day and year first above written.

                                         FIRST NATIONAL BANK OF OMAHA


                                         By /s/ Mark McMillan
                                            -----------------

                                         Title  Vice President
                                                --------------


                                         M-TRON INDUSTRIES, INC.,


                                         By /s/ David Rein
                                            --------------

                                         Title  VP and CFO
                                                ----------

Exhibit I.6.            Borrowing Base Certificate
Exhibit I.19.E.         Permitted Liens
Exhibit II.2.A.         Term Promissory Note
Exhibit II.3.B          Revolving Promissory Note


                                       24